UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 18, 2011

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On May 18, 2011, Enterprise Financial Services Corp (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company will issue and sell to the Underwriter 2,386,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (the “Offering”). The public offering price of the Common Stock is $12.75 per share. The Company has also granted the Underwriters a 30-day option to purchase up to 357,900 additional shares to cover over-allotments, if any. The Company expects to close the sale of Common Stock on May 24, 2011, subject to customary closing conditions.

     The Underwriting Agreement contains representations and warranties concerning the Company and the Registration Statement related to the Offering that the parties made to, and solely for the benefit of, the other parties in the context of all of the terms and conditions thereof and in the context of the specific relationship between the parties. The Company also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended to be relied upon by investors and the public. Investors and the public should review the Company’s filings with the Securities and Exchange Commission for information regarding the Company.

     The shares of Common Stock were registered under the Securities Act pursuant to a shelf registration statement filed with the Securities and Exchange Commission on Form S-3 (File No. 333-160032) (collectively, the “Registration Statement”). The offer and sale of the Common Stock is being made under the Company’s prospectus, dated July 1, 2009, constituting a part of the Registration Statement, as supplemented by a preliminary prospectus supplement dated May 18, 2011.

     Pursuant to the Underwriting Agreement, the directors and executive officers of the Company entered into agreements substantially in the form included in the Underwriting Agreement providing for a 90-day “lockup” period pursuant to which they agreed, subject to certain exceptions, not to, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of common stock or any securities convertible into or exercisable or exchangeable for common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. These restrictions will be in effect for a period of 90 days after the date of the Underwriting Agreement. At any time and without public notice, the Underwriter may, in its sole discretion, release all or some of the securities from these lock-up agreements.

     The 90-day restricted period described above is subject to extension under limited circumstances. In the event that either (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, then the restricted period will continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the earnings release is issued or the material news or material event relating to us occurs.

     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1, and incorporated herein by reference. In connection with the Offering, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1.1), (ii) the opinion of Greensfelder, Hemker & Gale, P.C. as to the legality of the shares of Common Stock (Exhibit 5.1), and (iii) the consent of Greensfelder, Hemker & Gale, P.C. (Exhibit 23.1).

Item 8.01. Other Matters

     On May 18, 2011, the Company issued a press release announcing the pricing of the Offering referenced in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

     (d) Exhibits

1.1	Underwriting Agreement, dated May 18, 2011, by and between the Company and the Underwriter.

5.1	Opinion of Greensfelder, Hemker & Gale, P.C.

23.1	Consent of Greensfelder, Hemker & Gale, P.C. (included in Exhibit 5.1).

99.1	Press Release dated May 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

By:

Date: May 18, 2011	/s/ Deborah N. Barstow
Deborah N. Barstow
Senior Vice President & Controller